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                                                                      EXHIBIT 11



                  KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
          COMPUTATION OF EARNINGS PER SHARE FROM CONTINUING OPERATIONS

                      (In thousands, except per share data)



                                              For the Thirteen Weeks Ended          For the Thirteen Weeks Ended
                                                   December 30, 2000                     January 1, 2000
                                            ---------------------------------   ---------------------------------
                                                                    Per-Share                           Per-Share
                                            Earnings      Shares     Amount     Earnings      Shares     Amount
                                            --------      ------    ---------   --------      ------    ---------
BASIC EARNINGS PER SHARE

Earnings from continuing operations          $ 9,686      28,583     $  0.34     $ 6,199      28,057     $  0.22
                                                                     =======                             =======

EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                       --         529                      --         914
                                             -------     -------                 -------     -------

DILUTED EARNINGS PER SHARE

Earnings from continuing operations
  plus assumed conversions                   $ 9,686      29,112     $  0.33     $ 6,199      28,971     $  0.21
                                             =======     =======     =======     =======     =======     =======


                                             For the Thirty-Nine Weeks Ended     For the Thirty-Nine Weeks Ended
                                                   December 30, 2000                     January 1, 2000
                                            ---------------------------------   ---------------------------------
                                                                    Per-Share                           Per-Share
                                            Earnings      Shares     Amount     Earnings      Shares     Amount
                                            --------      ------    ---------   --------      ------    ---------
BASIC EARNINGS PER SHARE

Earnings from continuing operations          $22,398      28,492     $  0.79     $11,444      28,008     $  0.41
                                                                                             =======     =======

EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                       --         969                      --         672
                                             -------     -------                 -------     -------

DILUTED EARNINGS PER SHARE

Earnings from continuing operations
  plus assumed conversions                   $22,398      29,461     $  0.76     $11,444      28,680     $  0.40
                                             =======     =======     =======     =======     =======     =======